UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

THE McGRAW-HILL COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-1023 Commission File Number	13-1026995 (I.R.S. Employer Identification Number)

1221 Avenue of the Americas, New York, New York (Address of principal executive offices)	10020 (Zip code)

(212) 512-2564
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 14, 2009, The McGraw-Hill Companies, Inc. (the “Company”) entered into a $433,333,333.34 364-Day Credit Agreement, dated as of August 14, 2009 (the “Credit Agreement”), among the Company, Standard & Poor’s Financial Services LLC (“S&P”), a wholly-owned subsidiary of the Company, as guarantor, the lenders listed therein, JPMorgan Chase Bank N.A., as administrative agent and Bank of America, N.A., as syndication agent.  The Credit Agreement replaces the Company’s existing $383,333,333.34 364-Day Credit Agreement, dated as of September 12, 2008, as amended and supplemented.

The Credit Agreement provides for revolving borrowings, terminates on August 13, 2010, contains customary affirmative and negative covenants, and includes customary events of default.  The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
364-Day Credit Agreement, dated as of August 14, 2009, among the Company, S&P, the lenders listed therein, JPMorgan Chase Bank N.A., as administrative agent and Bank of America, N.A., as syndication agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2009

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
	Name:	Kenneth M. Vittor
	Title:	Executive Vice President and General Counsel

EXHIBITS

Exhibit No.	Description

10.1
364-Day Credit Agreement, dated as of August 14, 2009, among the Company, S&P, the lenders listed therein, JPMorgan Chase Bank N.A., as administrative agent and Bank of America, N.A., as syndication agent